Exhibit 10.17

SECOND AMENDMENT TO DEED OF LEASE

THIS SECOND AMENDMENT TO DEED OF LEASE (this “Amendment”) is made and entered into as of February 11, 2005, by and between AG/ARG AVION, L.L.C., a Delaware limited liability company (“Landlord”), and GTSI CORP., a Delaware corporation (“Tenant.”)

WITNESSETH:

WHEREAS, Landlord (successor-in-interest to Petula Associates, Ltd.) and Tenant are parties to that certain Deed of Lease dated as of December 10, 1997, as amended by that certain First Amendment to Deed of Lease dated as of April 30, 2003 (as amended, the “Lease”), for certain land and improvements commonly known as 3901 Stonecroft Boulevard, Chantilly, Virginia; and

WHEREAS, Landlord and Tenant desire to modify the amount of the security deposit held under the Lease and make certain other modifications to the Lease in connection therewith, upon the terms and conditions and as more particularly set forth hereinbelow.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereinbelow and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant, intending legally to be bound, hereby agree as follows:

1.                                       Security Deposit

(a)  Notwithstanding anything to the contrary contained in Section 3(E) of the Lease, in addition to the purpose set forth in Section 3(E)(1) of the Lease, Tenant agrees that the Security Deposit shall also serve as security for Tenant’s faithful performance of Tenant’s obligations under that certain Deed of Lease between Landlord and Tenant dated as of even date herewith for certain premises in the building located at 14700 Avion Parkway, Chantilly, Virginia, as amended from time to time (the “14700 Lease”), subject to the terms and conditions set forth in Section 3(E) of the Lease (as amended hereby) and Section 3(E) of the 14700 Lease.

(b)  Notwithstanding anything to the contrary contained in Section 3(E) of the Lease (i) during the period commencing on the date on which this Amendment is fully executed and delivered and expiring on December 31, 2006, the term “Required Amount” shall mean an amount equal to One Hundred Fifty Thousand Dollars ($150,000), (ii) from and after January 1, 2007, the term “Required Amount” shall mean an amount equal to Two Hundred Thousand Dollars ($200,000), and (iii) except as expressly set forth in clause (i) above, there shall be no further reductions in the Required Amount.  The Security Deposit (as so reduced and subsequently increased) shall continue to be in the form of one or more letters of credit meeting the criteria set forth in Section 3(E) of the Lease.

2.                                       Default-Remedies.  Notwithstanding anything to the contrary contained in Section 22(A) of the Lease, (a) the period at the end of Section 22(A)(8) of the Lease is hereby deleted and replaced with the phrase “; and/or” and (b) the following language is hereby added to the Lease as a new clause (9) to Section 22(A):

(9)                                  An “Event of Default” under the 14700 Lease (as defined in the Section Amendment to Deed of Lease).

3.                                       Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease shall remain unchanged and continue in full force and effect.  All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Tenant enforceable according to the terms thereof.

4.                                       Authority. Tenant and each of the persons executing this Amendment on behalf of Tenant hereby covenants and warrants that Tenant is a duly organized corporation, validly existing and in good standing under the laws of the Commonwealth of Virginia, that Tenant has full right and authority to enter into this Amendment, and that the person signing on behalf of Tenant is authorized to do so on behalf of Tenant.

5.                                       Binding Effect. All of the covenants contained in this Amendment, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives and permitted successors and assigns.

6.                                       Effectiveness. The submission of this Amendment shall not constitute an offer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.

7.                                       Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one and the same Amendment.

8.                                       Recitals.  The foregoing recitals are intended to be a material part of this Amendment and are incorporated herein by this reference.

9.                                       Defined terms.  Unless otherwise provided herein, all terms used in this Amendment that are defined in the Lease shall have the meanings provided in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

WITNESS:	LANDLORD:

AG/ARG AVION, L.L.C.,
a Delaware limited liability company

	By:	Advance Realty Management, Inc.,
a New Jersey corporation, its agent

/s/ Nancy Teare	By:	/s/ David Fisher
	Name:	David Fisher
	Title:	Senior VP

WITNESS/ATTEST:	TENANT:

GTSI CORP., a Delaware corporation

/s/ Charles E. DeLeon	By:	/s/ Thomas A. Mutryn
	Name:	Thomas A. Mutryn
	Title:	Senior VP and CFO